Exhibit 4.4
THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION STATEMENT IS NOT REQUIRED UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS.
EXERCISABLE AT ANY TIME PRIOR TO THE EXPIRATION TIME SET FORTH HEREIN.
WARRANT CERTIFICATE
To Purchase 5,333 Shares of Common Stock of:
PERFUMANIA HOLDINGS, INC.
April 18, 2012
RECITALS:
A. Parlux Fragrances, Inc., a Delaware corporation (“Parlux”), previously issued that certain Warrant Certificate, Certificate No. 39, dated as of October 15, 2003, for the issuance of 10,000 shares of Parlux common stock (the “Original Warrant”) to Glenn Gopman.
B. Parlux, Perfumania Holdings, Inc., a Florida corporation (the “Company”), and PFI Merger Corp., a wholly-owned subsidiary of the Company (“Merger Sub”), entered into that certain Agreement and Plan of Merger dated as of December 23, 2011 (the “Merger Agreement”) pursuant to which Parlux was merged with Merger Sub (the “Merger”) on April 18, 2012.
C. At the Effective Time (as defined in the Merger Agreement), in accordance with Section 2.8(b)(i) of the Merger Agreement, the Original Warrant ceased to represent a warrant to purchase Parlux common stock and was converted automatically into a fully-vested warrant to purchase a number of shares of the Company's common stock equal to the product (rounded down to the nearest whole share) of (x) the number of shares of Parlux common stock subject to the Original Warrant and (y) the Exchange Ratio (as defined in the Merger Agreement), at an exercise price per (rounded up to the nearest whole cent) equal to (1) the exercise price of the Original Warrant divided by (2) the Exchange Ratio (as defined in the Merger Agreement).
D. The Company is issuing this Warrant Certificate to reflect the conversion provided for by Section 2.8(b)(i) of the Merger Agreement and to replace and supersede the Original Warrant.
NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the Company hereby agrees as follows:
This Warrant Certificate certifies that
Mr. Glenn Gopman
is the registered holder of the number of Warrants set forth above (“Warrants”), each expiring at 5:00 p.m. New York City time on March 31, 2013 (the “Expiration Time”) and entitling the holder thereof to purchase common stock, par value $.01 per share (the “Common Stock”), of the Company. Each Warrant entitles the holder, at any time prior to the Expiration Time, except as noted below, to exercise such Warrant, and, upon such exercise, to receive from the Company one fully paid and nonassessable share of Common Stock (a “Warrant Share”) at the exercise price of $3.38 (the “Exercise Price”) upon surrender of this Warrant Certificate and the payment of the Exercise Price at the principal business office the Company, but only subject to the conditions set forth herein.
No Warrant may be exercised after the Expiration Time, and to the extent not exercised by such Expiration Time such Warrants shall become void.
Warrants may be exercised at any time at or before the Expiration Time. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate with the form of election to purchase, set forth hereon properly completed and executed, together with payment of the Exercise Price at the principal business office of the Company.
Should there be a change in control of the Company, the vesting date for exercise for all warrants shall be accelerated to the effective date of the change in control, and the price will remain as stated at $3.38, and the Company shall cause new warrant certificates to be issued reflecting this change. For purposes of this certificate, a change in control means the occurrence of one or more of the following events (whether or not approved by the Board): (i) an event or series of events by which any person or other entity or group of persons or other entities acting in concert as determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), whether or not applicable, together with its or their affiliates or associates shall, as a result of a tender offer or exchange offer, open market purchases, privately negotiated purchases, merger or otherwise (including pursuant to receipt of revocable proxies) (A) be or become directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire whether such right is exercisable immediately or only after the passage of time) of more than 30% of the combined voting power of the then outstanding common stock of the Company or (B) otherwise have the ability to elect, directly or indirectly, a majority of the members of the Board.
Upon exercise of the Warrants, and the issuance of Warrant Shares, such Warrant Shares shall bear the following legend:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD OR TRANSFERRED In THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.”
The Company agrees that it shall include the Warrant Shares issuable upon exercise of the Warrants in the registration statement that the Company files to register the resale of the shares issuable upon exercise of the Licensor Warrants (as defined in the Merger Agreement) on the terms set forth in the Licensor Warrant Agreement (as defined in the Merger Agreement) with the Securities and Exchange Commission (the “SEC”) at no expense to the Warrant holder. The Company further agrees that should there be a change in control of the Corporation, the Company shall so notify all Warrant Certificate holders and Warrant Shareholders of such event, and within thirty (30) days from the effective date of the change in control, shall file a Registration Statement with the SEC at its expense covering all outstanding Warrant Certificates (and/or the Warrant Shares underlying them) and all outstanding Warrant Shares.
The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.
The Company will, at all times, reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.
The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable and free of preemptive rights.
This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of Florida.
Payment of the Exercise Price may be made in cash or by check to the order of the Company.
In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. Notwithstanding anything herein to the contrary, the number of Warrants exercised at any one time may not be less than the lesser of 2,000 Warrants or the number of warrants then represented hereby.
Upon due presentation for registration of transfer of this Warrant Certificate at the principal business office of the Company, a new Warrant Certificate or Warrant Certificates or like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed and delivered as of the 18th day of April, 2012.

PERFUMANIA HOLDINGS, INC.

By: /s/ Michael W. Katz
Name: Michael W. Katz
Title: President and Chief Executive Officer

[Form of Election to Purchase]
(To Be Executed Upon Exercise of Warrant)
The undersigned hereby irrevocably elects to exercise the right represented by this Warrant Certificate to receive __________ shares of Common Stock, and herewith tenders payment for such shares in the form of cash or a check in the amount of $______________.
The undersigned requests that a certificate for such shares be registered in the name of _____________________________________________________, whose address is: ___________________________________________________and that such shares be delivered to ________________________________________________ whose address is ____________________________________________. If said number of shares is less than all of the shares of such Common Stock purchasable under this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________________________________, whose address is ___________________________________________, and to such Warrant Certificate be delivered to _________________________________________, whose address is ___________________________________.

Name:

(Please print name and address)

Signature:

Date:

Signature Guaranteed: